Exhibit 17(i)

RMR REAL ESTATE FUND

RMR HOSPITALITY AND REAL ESTATE FUND

RMR F.I.R.E. FUND

RMR PREFERRED DIVIDEND FUND

RMR DIVIDEND CAPTURE FUND

For the Joint Special Meeting of Shareholders

To be held on June 4, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES

The undersigned shareholder of RMR Real Estate Fund and/or RMR Hospitality and Real Estate Fund and/or RMR F.I.R.E. Fund, and/or RMR Preferred Dividend Fund, and/or RMR Dividend Capture Fund (each, a “Fund” and collectively, the “Funds”), each a Massachusetts business trust, hereby appoints Adam D. Portnoy and Jennifer B. Clark, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting(s) of shareholders of the Fund(s) to be held on June 4, 2009, at 9:30 a.m., Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s).  The undersigned acknowledges receipt of the notice of the joint special meeting of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark vote as in this example.

RMR F.I.R.E. FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 3(a) AND 3(b), LISTED BELOW

	FOR	AGAINST	ABSTAIN

Proposal 3(a) (Preferred and Common Shares):

To approve an Agreement and Plan of Reorganization and related Reorganization between RMR F.I.R.E. Fund (“RFR”) and RMR Real Income Estate Fund (“New RMR”), the termination of RFR’s registration under the Investment Company Act of 1940, as amended (the “1940 Act”), and the dissolution of RFR under applicable state law.

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 3(b) (Preferred Shares Only):

To approve an Agreement and Plan of Reorganization and related Reorganization between RFR and New RMR, the termination of RFR’s registration under the 1940 Act, and the dissolution of RFR under applicable state law.

	☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy.

Date:			, 2009

Signature

Signature (if jointly held)

Title

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.